                                                                    EXHIBIT 3

                             DISTRIBUTION AGREEMENT

       AGREEMENT dated as of _________________ by and between SAGE LIFE ASSURANCE OF AMERICA, INC. ("Insurer"), a Delaware insurance company, on its behalf and on behalf of each separate account identified in Schedule 1 hereto, and SAGE DISTRIBUTORS, INC. ("Distributor"), a Delaware corporation.

                                   WITNESSETH:

       WHEREAS, Distributor is a broker-dealer that engages in the distribution of variable insurance products and other investment products; and

       WHEREAS, Insurer desires to issue certain variable insurance products described more fully below to the public through Distributor acting as principal underwriter;

       NOW, THEREFORE, in consideration of their mutual promises, Insurer and Distributor hereby agree as follows:

1.     DEFINITIONS

       a. CONTRACTS -- The class or classes of variable insurance products set forth on Schedule 1 to this Agreement as in effect at the time this Agreement is executed, and such other classes of variable insurance products that may be added to Schedule 1 from time to time in accordance with Section 11.b of this Agreement, and including any riders to such contracts and any other contracts offered in connection therewith. For this purpose and under this Agreement generally, a "class of Contracts" shall mean those Contracts issued by Insurer on the same policy form or forms and covered by the same Registration Statement.

       b. REGISTRATION STATEMENT -- At any time that this Agreement is in effect, each currently effective registration statement filed with the SEC under the 1933 Act on a prescribed form, or currently effective post-effective amendment thereto, as the case may be, relating to a class of Contracts, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment. For purposes of Section 9 of this Agreement, the term "Registration Statement" means any document which is or at any time was a Registration Statement within the meaning of this Section 1.b.

       c. PROSPECTUS -- The prospectus included within a Registration Statement, except that, if the most recently filed version of the prospectus (including any supplements thereto) filed pursuant to Rule 497 under the 1933 Act subsequent to the date on which a Registration Statement became effective differs from the prospectus included within such Registration Statement at the time it became effective, the term "Prospectus" shall refer to the most recently filed prospectus filed under Rule 497 under the 1933 Act, from and after the date on which it shall have been filed. For purposes of Section 9 of this Agreement, the term "any Prospectus" means any document which is or at any time was a Prospectus within the meaning of this Section 1.c.

       d.     FUND -- An investment company in which a Separate Account invests.

       e. SEPARATE ACCOUNT -- A separate account supporting a class or classes of Contracts and specified on Schedule 1 as in effect at the time this Agreement is executed, or as it may be amended from time to time in accordance with Section 11.b of this Agreement.

       f.     1933 ACT -- The Securities Act of 1933, as amended.

       g.     1934 ACT -- The Securities Exchange Act of 1934, as amended.

       h.     1940 ACT -- The Investment Company Act of 1940, as amended.

       i.     SEC -- The Securities and Exchange Commission.

       j.     NASD -- The National Association of Securities Dealers, Inc.

       k. REGULATIONS -- The rules and regulations promulgated by the SEC under the 1933 Act, the 1934 Act and the 1940 Act as in effect at the time that this Agreement is executed or thereafter promulgated or amended.

       l. SELLING BROKER-DEALER -- A person registered as a broker-dealer and licensed as a life insurance agent or affiliated with a person so licensed, and authorized to dis tribute the Contracts pursuant to a sales agreement as provided for in Section 4 of this Agreement.

       m. INTERMEDIARY DISTRIBUTOR -- A person authorized to recruit other persons to become Selling Broker-Dealers pursuant to sales agreements as provided for in Section 2 of this Agreement.

       n. AGENTS MANUAL -- Written rules, regulations and procedures provided by Insurer to insurance agents appointed to sell its insurance contracts, which may be in the form of one or more manuals, as revised from time to time.

       o. REPRESENTATIVE -- When used with reference to Distributor, an Intermediary Distributor or a Selling Broker-Dealer, an individual who is an associated person, as that term is defined in the 1934 Act, thereof.

       p.     APPLICATION -- An application for a Contract.

       q. PURCHASE PAYMENT -- A payment made under a Contract by an applicant or purchaser to purchase benefits under the Contract.

       r. CUSTOMER SERVICE CENTER -- The service center identified in the Prospectus for a class of Contracts as the location at which Purchase Payments and Applications for such class of Contracts are accepted.

       s. TERRITORY -- All states and commonwealths of the United States (other than New York), the District of Columbia and the territories identified on Schedule 3 to this Agreement as amended from time to time.

2.     AUTHORIZATION AND APPOINTMENT

       a. SCOPE OF AUTHORITY. Insurer hereby authorizes Distributor on an exclusive basis, and Distributor accepts such authority, subject to the registration requirements of the 1933 Act and the 1940 Act and the provisions of the 1934 Act and conditions herein, to be the distributor and principal underwriter for the sale of the Contracts to the public in each state or other jurisdiction in the Territory. As distributor and principal underwriter, Distributor shall have authority to engage in the following activities in the Territory, subject to the terms and conditions of this Agreement and applicable laws and regulations, including rules of the NASD:

              (1) the solicitation of Applications and Purchase Payments directly from customers and prospective customers located in the Territory;

              (2) the selection of all persons who will be authorized to engage in solicitation activities with respect to the Contracts as Selling Broker-Dealers in each state and other jurisdiction in the Territory in which the Contracts may lawfully be sold, provided that each such person shall have entered into a Selling Agreement substantially in the form attached hereto as Exhibit A and complying with the terms and conditions hereof; and

              (3) the selection of all persons who will be authorized as Intermediary Distributors to recruit persons in the Territory to act as Selling Broker- Dealers, provided that each such person shall have entered into a Marketing Agreement satisfactory to Insurer and Distributor and consistent with the terms and conditions of this Agreement;

              Provided, however, that nothing herein shall be deemed to require Distributor to engage in the retail sale of the Contracts. The Contracts shall be offered for sale and distribution at premium rates set from time to time by Insurer. The Contracts shall not be offered in any state or other jurisdiction as to which the Insurer has informed Distributor in writing that the insurance departments and securities
                                      - 3 -
              departments, if applicable, have not approved the Contracts for sale or that the Insurer has determined to cease offering the Contracts therein.



       b. LIMITS ON AUTHORITY. Distributor shall act as an independent contractor vis-a-vis Insurer and nothing herein contained shall constitute Distributor or its agents, officers or employees as agents, officers or employees of Insurer solely by virtue of their activities in connection with the distribution of the Contracts hereunder. Distributor and its Representatives shall not have authority, on behalf of Insurer: to make, alter or discharge any Contract or other insurance policy or annuity entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Purchase Payment; or to receive any monies or Purchase Payments (except for the sole purpose of forwarding monies or Purchase Payments to Insurer). Distributor shall not expend, nor contract for the expenditure of, the funds of Insurer. Distributor shall not possess or exercise any authority on behalf of Insurer other than that expressly conferred on Distributor by this Agreement.

       c. TRADEMARKS. An affiliate of Insurer owns all right, title and interest in and to the name, "Sage," and has authorized Insurer to use and license other persons to use such name.

              (1) Pursuant to such authority, Insurer hereby grants to Distributor a non- exclusive license to use the name "Sage" in connection with its performance of the services contemplated under this Agreement, subject to (i) the termination provisions in Section 10; (ii) Insurer's right to terminate this license at any time for any reason whatsoever; and (iii) any rights to terminate or otherwise limit use of the name that may be reserved by such affiliate of Sage. Upon any such termination, Distributor shall promptly take steps to remove the name "Sage" from all materials bearing its name, subject to compliance with NASD rules.

              (2) Distributor: (i) acknowledges and stipulates that Insurer's name is a valid and enforceable trademark and/or service mark; and that Distributor does not own Insurer's name and claims no rights therein other than as a Distributor under this Agreement; (ii) agrees never to contend otherwise in legal proceedings or in other circumstances; and (iii) acknowledges and agrees that the use of Insurer's name pursuant to this grant of license shall inure to the benefit of Insurer.

3.     DISTRIBUTOR ACTIVITIES

       a. DISTRIBUTOR REPRESENTATIVES. No Distributor Representative shall solicit the sale of a Contract unless at the time of such solicitation such individual is duly registered and in good standing with the NASD and duly licensed with all applicable state insurance and securities regulatory authorities, and is also duly appointed as an insurance agent of Insurer.

       b. COMPLIANCE. All activities engaged in by Distributor and the Distributor Representatives with respect to this Agreement shall be in compliance with all applicable federal and state securities laws and regulations and the Agents Manual. In particular, without limiting the generality of the foregoing:

              (1) Distributor shall train, supervise and be solely responsible for the conduct of Distributor Representatives in their activities in connection with the distribution of the Contracts hereunder, and shall supervise their compliance with applicable rules and regulations of any securities regulatory agencies in the Territory that have jurisdiction over variable insurance product activities.

              (2) Neither Distributor nor any Distributor Representative shall offer, attempt to offer, or solicit Applications for, or deliver, the Contracts, in any state or other jurisdiction in the Territory unless Insurer has notified Distributor that such Contracts may lawfully be sold or offered for sale in such state, and has not subsequently revised such notice.

              (3) Neither Distributor nor any Distributor Representative shall give any information or make any representation to any purchaser or prospective purchaser of a Contract in connection with the offer or sale of such Contract that is not in accordance with the Prospectus for such Contract, or in the then-currently effective prospectus or statement of additional information for a Fund underlying such Contract, or in current advertising materials for such Contract or Fund authorized by Insurer.

              (4) All Purchase Payments paid by check or money order that are collected by Distributor or any of Distributor Representatives shall be remitted promptly, and in any event not later than two business days, together with any Applications, forms and any other required documentation, to the Customer Service Center. Checks or money orders in payment of Purchase Payments shall be drawn to the order of "Sage Life Assurance of America, Inc." or "Sage Life". Purchase Payments may be transmitted by wire order from Distributor to the Customer Service Center in accordance with the procedures set forth in the Agents Manual. If any Purchase Payment is held at any time by Distributor, Distributor shall hold such Purchase Payment in a fiduciary capacity and such Purchase Payment shall be remitted promptly, and in any event not later than two business days, to Insurer. Distributor acknowledges that all such Purchase Payments, whether by check, money order or wire, shall be the property of Insurer. Distributor acknowledges that Insurer shall have the unconditional right to reject, in whole or in part, any Application or Purchase Payment.

       c. REPRESENTATIONS AND WARRANTIES OF DISTRIBUTOR. Distributor represents and warrants to Insurer that Distributor is and shall remain registered during the term of this Agreement as a broker-dealer under the 1934 Act, is a member with the NASD, and is duly registered under applicable state securities laws, and that Distributor is and shall remain during the term of this Agreement in compliance with Section 9(a) of the 1940 Act.

4.     SELLING BROKER-DEALERS

       a. STANDARDS FOR SELLING BROKER-DEALERS. Distributor shall ensure that Selling Broker-Dealers satisfy the standards set forth in
              Schedule 4, as revised from time to time.

       b. SALES AGREEMENT REQUIRED. Every Selling Broker-Dealer must enter into a written sales agreement with Distributor which sales agreement, among other things, will require such Selling Broker-Dealer to use its best efforts to solicit applications for Contracts and to comply with applicable laws and regulations, including the Insurer's rules and regulations as reflected in the Agents Manual or otherwise communicated to agents appointed by Insurer, and will contain such other provisions as the Distributor deems to be consistent herewith, including, without limitation, the provisions of Section 3 of this Agreement governing activities of Representatives of Distributor.

       c. APPOINTMENT REQUIRED. Insurer shall appoint duly-qualified Selling Broker- Dealers and their Representatives provided that Insurer reserves the right to refuse to appoint any person proposed for appointment, or once appointed, to terminate or refuse to renew such appointment.

       d. SUITABILITY STANDARDS. In view of Insurer's desire to ensure that Contracts will be sold to purchasers for whom the Contracts will be suitable, the sales agreement shall require that Selling Broker-Dealers and their Representatives not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for the applicant on the basis of information furnished after a reasonable inquiry of the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the person making the recommendation. Further, a good faith, reasonable inquiry shall be made as to the facts and circumstances concerning a prospective Contract owner's insurance and financial needs and no recommendation shall be made that the prospective Contract owner purchase a Contract when such a purchase is not reasonably consistent with the information that is known or reasonably should be known to the Selling Broker-Dealer or its

              Representatives. In making such recommendation, factors which may be considered are: age, earnings, marital status, number and age of dependents, the value of savings or other assets, and current life insurance program.

       e. ROLLOVERS AND REPLACEMENTS DISCOURAGED. Sales agreements entered into with Selling Broker-Dealers shall require them to agree not to encourage a prospective applicant to surrender or exchange an insurance contract in order to purchase a Contract, nor to encourage a Contract owner to lapse, terminate, surrender, exchange or cancel his or her Contract or discontinue making Purchase Payments thereunder, except to the extent consistent with their suitability obligations under applicable law.

5.     MARKETING MATERIALS

       a. PREPARATION AND FILING. Distributor shall be primarily responsible for the design and preparation of all promotional, sales and advertising material relating to the Contracts. Distributor shall be responsible for filing such material, as required, with the NASD and any state securities regulatory authorities. Insurer shall be responsible for filing all promotional, sales or advertising material, as required, with any state insurance regulatory authorities. Insurer shall be responsible for preparing the Contract forms and filing them with applicable state insurance regulatory authorities, and for preparing the Prospectuses and Registration Statements and filing them with the SEC and state regulatory authorities, to the extent required. The parties shall notify each other expeditiously of any comments provided by the SEC, NASD or any securities or insurance regulatory authority on such material, and will cooperate expeditiously in resolving and implementing any comments, as applicable.

       b. USE IN SOLICITATION ACTIVITIES. Insurer shall be responsible for furnishing Distributor with such Applications, Prospectuses and other materials for use by Distributor, any Intermediary Distributors and any Selling Broker-Dealers in their activities with respect to the Contracts. Insurer shall notify Distributor of those states or jurisdictions which require delivery of a statement of additional information with a prospectus to a prospective purchaser.

6.     COMPENSATION AND EXPENSES

       a. COMPENSATION. Insurer shall pay compensation for sales of the Contracts in accordance with Schedule 2 hereto.

       b. EXPENSES RELATING TO THE CONTRACTS. Subject to the provisions of this Section 6, Insurer shall be responsible vis-a-vis Distributor for the payment of any and all expenses in connection with the Contracts including, but not limited to:

              (1) the preparation and filing of each Registration Statement (including each pre-effective and post-effective amendment thereto) and the preparation and filing of each Prospectus (including any preliminary and each definitive Prospectus);

              (2) the preparation, printing and delivery of all Prospectuses, marketing materials, confirmations, reports and all other materials prepared for or provided to Contract Owners or prospective Contract Owners;

              (3) the preparation, underwriting, issuance and administration of the Contracts;

              (4) any registration, qualification or approval or other filing of the Contracts or Contract forms required under the securities or insurance laws of the states in which the Contracts will be offered; and

              (5)    all registration fees for the Contracts payable to the SEC.

       c. EXPENSES OF DISTRIBUTOR. Insurer shall bear, as principal, all expenses of Distributor, except for the responsibility and obligation to pay compensation to Distributor Representatives, Intermediary Distributors and Selling Broker- Dealers, without any present or future expectation or obligation of Distributor to incur such expenses as principal, to pay for such expenses or to reimburse Insurer for such expenses. Such expenses to be paid by Insurer (or that the insurer will cause to be paid) shall include, but not be limited to:

              (1) all expenses for the preparation and filing of all contracts, reports and other communications with federal, state and local agencies;

              (2)    all legal fees, auditing fees and consulting fees;

              (3) all fees and expenses associated with the licensing, training and supervision of Representatives and other associated persons of Distributor;

              (4) all administrative, clerical, stenographic, data processing and other support services expenses;

              (5)    all office supplies and equipment expenses;

              (6)    all expenses related to office space;

              (7) all NASD, SEC and other regulatory registration fees, membership fees and assessments for Distributor and for Distributor's registered personnel; and

              (8)    all other corporate expenses of Distributor.

              It is understood that, if Distributor enters into a distribution agreement with another insurance company affiliated with Insurer, Insurer's obligations pursuant to this Section 6.c shall be allocated between Insurer and such other insurer based on existing insurance regulations, agreements and procedures.

7.     COMPLIANCE

       a. MAINTAINING REGISTRATION AND APPROVALS. Insurer shall be responsible for maintaining the registration of the Contracts with the SEC and any state securities regulatory authority with which such registration is required, and for gaining and maintaining approval of the Contract forms where required under the insurance laws and regulations of each state or other jurisdiction in the Territory.

       b. CONFIRMATIONS AND 1934 ACT COMPLIANCE. Insurer, as agent for Distributor, shall confirm to each applicant for, and purchaser of, a Contract in accordance with Rule 10b-10 under the 1934 Act acceptance of Purchase Payments and such other transactions as are required by Rule 10b-10 or administrative interpretations thereunder. Insurer shall maintain and preserve books and records with respect to such confirmations in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act to the extent such requirements apply. The books, accounts and records of Insurer, the Separate Account and Distributor as to all transactions hereunder and with respect to the Contracts shall be maintained so as to disclose clearly and accurately the nature and details of the transactions. Insurer shall maintain, as agent for Distributor, such books and records of Distributor pertaining to the offer and sale of the Contracts as are required by the 1934 Act as may be mutually agreed upon by Insurer and Distributor, including but not limited to maintaining a record of Distributor Representatives and of the payment of commissions and other payments or service fees to Distributor Representatives. In addition, Insurer, as agent for Distributor, shall maintain and preserve such additional accounts, books and other records as are required of Distributor by the 1934 Act. Insurer shall maintain all such books and records and hold such books and records on behalf of and as agent for Distributor whose property they are and shall remain, and acknowledges that such books and records are at all times subject to inspection by the SEC in accordance with
              Section 17(a) of the 1934 Act, NASD, and all other regulatory bodies having jurisdiction.

       c. REPORTS. Distributor shall cause Insurer to be furnished with such reports as Insurer may reasonably request for the purpose of meeting its reporting and recordkeeping requirements under the 1933 Act, the 1934 Act and the 1940 Act and regulations thereunder as well as the insurance laws of the State of Delaware and any other applicable states or jurisdictions.

       d. ISSUANCE AND ADMINISTRATION OF CONTRACTS. Insurer shall be fully responsible vis-a-vis Distributor for issuing the Contracts and administering the Contracts and the Separate Account in accordance with applicable laws, rules and regulations, provided, however, that Distributor shall have full responsibility for the securities activities of all persons employed by the Insurer, engaged directly or indirectly in Contract operations, and for the training, supervision and control of such persons to the extent of such activities.

8.     COMPLAINTS, INVESTIGATIONS AND PROCEEDINGS

       a. NOTICE OF CUSTOMER COMPLAINTS, REGULATORY INVESTIGATIONS AND PROCEEDINGS. Distributor and Insurer shall notify each other promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by either of them with respect to the Contracts or the activities contemplated by this Agreement.

       b. CUSTOMER COMPLAINTS. In the case of a customer complaint, Distributor and Insurer shall cooperate in investigating such complaint and any response by either party to such complaint will be sent to the other party for approval not less than five business days prior to its being sent to the customer or other interested party, except that if a more prompt response is required, the proposed response shall be communicated by facsimile or in person. Distributor and Insurer shall each be responsible for compliance with regulatory requirements applicable to each of them with regard to the handling, processing, resolution and reporting of customer complaints. Distributor and Insurer shall cooperate with each other in order to assist the other in complying with requirements under applicable law, rules or regulations governing the handling, processing and resolution of customer complaints.

       c. INVESTIGATIONS AND PROCEEDINGS. Distributor and Insurer shall cooperate fully in any securities or insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the offering, sale or distribution of the Contracts distributed under this Agreement, and shall make books and records maintained by each of them available for inspection by regulatory authorities to which the other is subject, to the extent provided for in this Agreement or required by applicable law, subject to the rights such party may have to the attorney-client privilege or nondisclosure obligations such party may have under applicable confidentiality requirements.

       d. RIGHT TO INDEMNIFICATION. It is expressly acknowledged and agreed that the parties may seek indemnification from the other for liabilities arising as a result of customer complaints, regulatory investigations or other proceedings, to the extent consistent with the terms and conditions of Section 9 of this Agreement.

9.     INDEMNIFICATION

       A. BY INSURER. Insurer shall indemnify and hold harmless Distributor and each person who controls or is associated with Distributor within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which Distributor and/or any such person may become subject, under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

              (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or in any Prospectus; provided that Insurer shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon information furnished in writing to Insurer by Distributor specifically for use in the preparation of any such Registration Statement or any amendment thereof or supplement thereto;

              (2) result because any promotional, sales or advertising material or sales practice authorized by Insurer violates state insurance laws or regulations; or

              (3) result from any material breach by Insurer of any provision of this Agreement.

              This indemnification agreement shall be in addition to any liability that Insurer may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

       b. BY DISTRIBUTOR. Distributor shall indemnify and hold harmless Insurer and each person who controls or is associated with Insurer within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which Insurer and/or any such person may become subject under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

              (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or in any Prospectus, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information furnished in writing by Distributor to Insurer specifically for use in the preparation of any such Registration Statement or any amendment thereof or supplement thereto;

              (2) result because of any use by Distributor or any Distributor Representative of promotional, sales or advertising material not authorized by Insurer or any verbal or written misrepresentations by Distributor or any Distributor Representative or any unlawful sales practices employed by Distributor or any Distributor Representative in relation to the Contracts under federal securities laws or NASD regulations; or

              (3) result from any material breach by Distributor of any provision of this Agreement.

              This indemnification shall be in addition to any liability that Distributor may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

       c. GENERAL. Promptly after receipt by a party entitled to indemnification ("indemnified person") under this Section 9 of notice of the commencement of any action as to which a claim will be made against any person obligated to provide indemnification under this Section 9 ("indemnifying party"), such indemnified person shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, but failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified person otherwise than on account of this Section 9. The indemnifying party will be entitled to participate in the defense of the indemnified person but such participation will not relieve such indemnifying party of the obligation to reimburse the indemnified person for reasonable legal and other expenses incurred by such indemnified person in defending himself or itself.

              The indemnification provisions contained in this Section 9 shall remain operative and in full force and effect, regardless of any termination of this Agreement. A successor by law of Distributor or Insurer, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 9.

10. TERMINATION. This Agreement shall terminate automatically if it is assigned by a party without the prior written consent of the other party. This Agreement may be terminated at any time for any reason by either party upon 60 days' written notice to the other party, or sooner if agreed to by the parties, in either case without payment of any penalty. (The term "assigned" shall not include any transaction exempted from Section 15(b)(2) of the 1940 Act.) This Agreement may be terminated at the option of either party to this Agreement upon the other party's material breach of any provision of this Agreement or of any representation or warranty made in this Agreement, unless such breach has been cured within 10 days after receipt of written notice of breach from the non-breaching party. Upon termination of this Agreement all authorizations, rights and obligations shall cease except: (a) the obligation to settle accounts hereunder, including commissions on Purchase Payments subsequently received for Contracts in effect at the time of termination or issued pursuant to Applications received by Insurer prior to termination; (b) the duty under Section 8 of this Agreement to notify and cooperate with respect to customer complaints, regulatory investigations and proceedings; and (c) the indemnification provisions of Section 9 of this Agreement.

11.    MISCELLANEOUS

       a. BINDING EFFECT. This Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto provided that neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

       b. SCHEDULES. The parties to this Agreement may amend the Schedules to this Agreement from time to time to reflect additions of any class of Contracts and Separate Accounts or changes in the compensation for the sale of the Contracts. The provisions of this Agreement shall be equally applicable to each such class of Contracts and each Separate Account that may be added to the Schedules, unless the context otherwise requires. Any other change in the terms or provisions of this Agreement shall be by written agreement between Insurer and Distributor.

       c. RIGHTS, REMEDIES, ETC., ARE CUMULATIVE. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

       d. NOTICES. All notices hereunder are to be made in writing and shall be given:

                     if to Insurer, to:

                     Mr. Robin I. Marsden
                     President and Chief Executive Officer
                     Sage Life Assurance of America, Inc.
                     300 Atlantic Street, Suite 302
                     Stamford, CT  06901

                     if to Distributor, to:

                     Mr. James F. Bronsdon, Jr.
                     President and Chief Executive Officer
                     Sage Distributors, Inc.
                     300 Atlantic Street
                     Stamford, CT  06901

              or such other address as such party may hereafter specify in writing. Each such notice to a party shall be either hand delivered or transmitted by registered or certified United States mail with return receipt requested, or by overnight mail by a nationally recognized courier, and shall be effective upon delivery.

       e. INTERPRETATION; JURISDICTION. This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provision of this Agreement. This Agreement shall be construed and its provisions interpreted under and in accordance with the internal laws of the state of Delaware without giving effect to principles of conflict of laws.

       f. SEVERABILITY. This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any
                                     - 14 -
              event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

       g. SECTION AND OTHER HEADINGS. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

       h. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

       i. REGULATION. This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act and the Regulations and the rules and regulations of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by such authorized officers on the date specified below.

                                SAGE LIFE ASSURANCE OF AMERICA, INC.

                                By:
                                   --------------------------------------------
                                Name:  Robin I. Marsden
                                     ------------------------------------------
                                Title: President and Chief Executive Officer
                                      -----------------------------------------

                                SAGE DISTRIBUTORS, INC.

                                By:
                                   --------------------------------------------
                                Name:  James F. Bronsdon, Jr.
                                      -----------------------------------------
                                Title: President and Chief Executive Officer
                                       ----------------------------------------

                                   SCHEDULE 1

                              CLASSES OF CONTRACTS
                         SUPPORTED BY SEPARATE ACCOUNTS

Effective as of the date the Agreement was executed, the following classes of Contracts are subject to the Agreement:

     Contract Marketing              SEC 1933 Act           Name of Supporting
           Name                  Registration Number              Account                Annuity or Life

==========================   ==========================   =======================   =======================
Asset I                                                   The Sage Variable         Annuity
                                                          Annuity Account A
-----------------------------------------------------------------------------------------------------------
Asset II                                                  The Sage Variable         Annuity
                                                          Annuity Account A

==========================   ==========================   =======================   =======================


Effective as of _______, the following classes of Contracts are hereby added to this Schedule 1 and made subject to the Agreement:


     Contract Marketing              SEC 1933 Act           Name of Supporting
           Name                  Registration Number              Account                Annuity or Life

==========================   ==========================   =======================   =======================



==========================   ==========================   =======================   =======================


IN WITNESS WHEREOF, Distributor and Insurer hereby amend this Schedule 1 in accordance with Section 11.b. of the Agreement.



-------------------------------         ---------------------------------
Sage Distributors, Inc.                 Sage Life Assurance of America, Inc.

                                   SCHEDULE 2

                              COMPENSATION SCHEDULE



                               [TO BE DETERMINED]

                                   SCHEDULE 3

                                    TERRITORY

                             AS OF __________, 1999




                          THE DISTRICT OF COLUMBIA AND
                         ALL STATES OTHER THAN NEW YORK

                                   SCHEDULE 4

                      STANDARDS FOR SELLING BROKER-DEALERS

              (1) Every Selling Broker-Dealer shall be registered as a broker-dealer with the SEC, admitted as a member of the NASD, and licensed as an insurance agent with authority to sell variable products or associated with an insurance agent so licensed in each state or other jurisdiction in the Territory in which each such Selling Broker-Dealer proposes to act, such association to be in compliance with the terms and conditions of applicable SEC no-action letters.

              (2) Any individuals to be authorized to act on behalf of Selling Broker-Dealer shall be duly registered with the NASD as principals or representatives of Selling Broker-Dealer with authority to sell variable products, and shall be licensed as insurance agents and, where applicable, with authority to sell variable products in each state or other jurisdiction in the Territory in which each such individual proposes to act.

              (3) Intermediary Distributor shall have verified that Selling Broker-Dealer and its Representatives are duly licensed under applicable state insurance law to sell the Contracts (or, if Broker-Dealer is not so licensed, that it is associated with an entity so licensed).

              (4) Every Selling Broker-Dealer (or, if applicable, its associated insurance agency) and each of its Representatives shall be qualified to be appointed by Insurer in the relevant states if its proposed activities in such state on behalf of Insurer require such appointment.

              (5) Every Selling Broker-Dealer must be willing to use reasonable efforts to sell the Contracts.

              (6) A Selling Broker-Dealer's compliance and complaint record also shall be considered.

                                                                        Specimen
                                                                       Agreement






                             SELLING FIRM AGREEMENT



                         MARKETING AND SELLING AGREEMENT
                                       FOR
                    SELLING BROKER DEALERS & SELLING AGENCIES

                         MARKETING AND SELLING AGREEMENT


                                      INDEX

          SECTION                                                Page
          -------                                                ----
1.        DEFINITIONS                                            3
2.        APPOINTMENT                                            6
3.        TERRITORY AND PRODUCTS                                 6
4.        TERM AND TERMININATION                                 7
5.        SALE OF THE PRODUCTS AND COMPENSATION                  8
6.        COMPENSATION VESTING RIGHTS                            9
7.        YOUR DUTIES AND OBLIGATIONS                            9
8.        LIMITATION OF AUTHORITY                                13
9.        SAGE'S ADMINISTRATIVE PROCEDURES                       14
10.       CLIENT SERVICE RESPONSIBILITIES                        15
11.       ADVERTISING AND SALES PROMOTIONAL MATERIAL             16
12.       RECORDKEEPING                                          16
13.       REPRESENTATIONS AND WARRANTIES                         17
14.       INDEMNIFICATIONS                                       17
15.       ENTIRE AGREEMENT                                       18
16.       CONDITIONS SURVIVING TERMINATION OF AGREEMENT          19
17.       GENERAL PROVISIONS                                     19
18.       SIGNATURE  PAGE(S) AND EXECUTION                       22



          EXHIBITS
          --------
          AUTHORIZED TERRITORIES                                 EXHIBIT A

          AUTHORIZED PRODUCTS                                    EXHIBIT B

          COMPENSATION SCHEDULES                                 EXHIBIT C

          PRODUCER APPOINTMENT PROCEDURES                        EXHIBIT D

          SELLING FIRM RECRUITING STANDARDS                      EXHIBIT E

          AFFILIATE AGREEMENT                                    EXHIBIT F

          PRODUCER APPOINTMENT AGREEMENT                         EXHIBIT G

          PRIOR AGREEMENTS                                       EXHIBIT H

                         MARKETING AND SELLING AGREEMENT

AGREEMENT (THIS "AGREEMENT") MADE BY AND AMONG THE FOLLOWING ENTITIES, EACH INDIVIDUALLY REFERRED TO AS A "PARTY" AND COLLECTIVELY REFERRED TO AS THE "PARTIES":

SAGE LIFE ASSURANCE of AMERICA, INC. ("SAGE LIFE"), a life insurance company incorporated in Delaware; and SAGE DISTRIBUTORS, INC. ("DISTRIBUTOR"), a Broker-Dealer incorporated in Delaware (SAGE LIFE and DISTRIBUTOR are hereafter collectively referred to as "SAGE"), or as We, or Us or Our;
AND
THE SELLING FIRM named on the signature page of this Agreement, together with the other corporations and/or partnerships and/or entities and/or persons named on the signature pages of this Agreement or any Affiliate Agreement, all of which are hereafter collectively referred to as "Your Firm," or as "You", or "Your."

                                    RECITALS

WHEREAS, SAGE LIFE is a life insurance company conducting life insurance and annuity business, including variable life insurance and variable annuity business in the Territories; and,

WHEREAS, DISTRIBUTOR is a Broker-Dealer, and has been appointed by SAGE LIFE as the principal underwriter and distributor for the Products (as defined herein); and,

WHEREAS, You conduct the business of a financial products marketing company, are experienced in the marketing of financial products, and wish to promote, market and sell the Products of SAGE LIFE; and,

WHEREAS, The purpose of this Agreement is to establish the terms and conditions under which You will arrange for the Products to be promoted, marketed and sold by Your Producers and Your Selling Firms to the customers of Banks, or of such other financial institutions, or of such other intermediaries operating in such other markets as You and SAGE may agree upon from time to time in writing.

NOW THEREFORE, In consideration of the mutual benefits to be derived and intending to be legally bound, the Parties hereby agree to the following terms and conditions.

1.  DEFINITIONS

The following additional definitions when used in this Agreement apply when used in the singular or plural, and apply whether capitalized or not capitalized.

Affiliate:

Means, (i) any Broker/Dealer or Agency Associated With Your Broker/Dealer or Your Agency for purposes of satisfying licensing, registration or qualification requirements under applicable law, which becomes a party to this Agreement by executing an Affiliate Agreement, and/or (ii) any corporation which controls, is controlled by or under common control with any of the Parties.

Affiliate Agreement:

The Agreement by which an Affiliate agrees to be bound by the terms and conditions of this Agreement.

Agency, Agencies :

A corporation, partnership or sole proprietorship licensed as an insurance agent organization.

Agent(s):

An individual who is licensed as a life insurance agent by one or more states.

Application: Applicant:

Any application for a policy or contract relating to any of the Products. An Applicant is a person who has signed a completed Application which has been submitted to SAGE for approval.

Appointment Agreement: An agreement substantially in the form attached hereto as Exhibit G that is entered into between SAGE LIFE and a Producer.

Associated; Associated With; Association:

Has the same meaning as contemplated by Section 3(a)(18) of the 1934 Act which defines, as of the date of this Agreement, a "person associated with a broker or dealer" and "associated person of a broker or dealer," to mean any partner, officer, director or branch manager of such broker/dealer (or any person occupying a similar status or performing similar functions), any person directly or indirectly controlling, controlled by or under common control with such broker/dealer, or any employee of such broker/dealer.

Bank(s):

Any insured depository institution, as that term is defined in Federal Deposit Insurance Act, U.S.C. 1813(c)(2), including but not limited to a bank; savings bank; savings and loan association; credit union; any uninsured branch or agency of a foreign bank or a commercial lending company owned or controlled by a foreign bank; or any other similar institution.

Broker-Dealer:

A person, corporation or entity registered as a broker-dealer under the 1934 Act and who is also a member of the NASD.

Client:

Any individual, corporation, partnership or legal entity who has become a Policyholder of SAGE LIFE directly as a result of a solicitation by Your Firm, or by any Affiliate, or by any of Your Producers.

Compensation: Compensation Schedules:

The amounts payable or recoverable under this Agreement and specified in the respective Exhibits and Compensation Schedules attached to this Agreement.

Contract and Contract Owner:

Means the same as Policy and Policyholder.

Code of Conduct:

A code of conduct governing business practices adopted by SAGE, and distributed by SAGE from time to time.

Customer Service Center:

The service center identified in the Prospectus for a class of contracts as the location at which Purchase Payments and Applications for such class of contracts are accepted and underwritten.

Duly Licensed and Authorized:

With respect to a Producer, an individual who (i) is licensed and in good standing as an Agent in the Territory(ies) where such Producer will solicit and sell Products, (ii) is registered and in good standing with the NASD as a Registered Representative of Your Broker-Dealer or a Selling Broker-Dealer;
(iii) is registered and in good standing with state securities regulatory authorities as a securities agent of Your Broker-Dealer or a Selling Broker-Dealer in state(s) in the Territory(ies) in which such registration is required for such Producer to solicit and sell the Products; (iv) is appointed as an Agent of SAGE LIFE; (v) is trained to sell and understand the Products, product features and marketing methods and the role and purpose of the Products in serving the financial needs of Clients; (vi) is trained in Your administrative procedures and SAGE's administrative procedures relating to the Products; and (vii) is trained in the procedures relating to all applicable regulatory and product compliance requirements governing the sale of the Products. With respect to a Broker-Dealer or Agency, an organization that, (i) is licensed and in good standing as an Agency in the Territory(ies) where such organization will solicit and sell Products; (ii) is registered with the SEC and with state securities regulatory authorities, where required, as a Broker-Dealer in the Territory(ies) and is a member in good standing with the NASD; (iii) is appointed as an Agency of SAGE LIFE, it being understood that an organization can rely on an insurance agency networking arrangement meeting the terms and conditions of SEC no-action letters culminating in Howard & Howard (avail. Sept. 28, 1995), in order to satisfy all of the foregoing conditions; and (iv) offers and sells the Products through Producers Associated With it who are Duly Licensed and Authorized.

Effective Date:

The date shown on the signature page of this Agreement as the Effective Date.

Fund:

An investment company as defined in 1940 Act, or a portfolio thereof in which premiums or cash value for the Products allocated to the Separate Account are invested.

NASD:

The National Association of Securities Dealers, Inc.

Policy and Policyholder:

The respective written contracts and contractual documents issued in respect of a Product. The terms "contract" or "policy contract" or "certificate" or "group certificate" or "group policy" all have the same meaning as Policy. A Policyholder is the owner of a Policy and has the same meaning as contract owner, or certificate owner.

Prior Agreements:

The agreement(s) (if any) described in Exhibit H and incorporated by reference as forming an integral part of this Agreement.

Procedures Manual: Agent(cy) Procedures Manual:

The manual containing a description of the administrative rules, regulations or special procedures applicable to You and all of Your Producers appointed by SAGE to sell the Products.

Producer:

An individual who is a Registered Representative and/or Agent associated with Your Firm or with one of Your Selling Firm and who has executed an Appointment Agreement.

Products: Variable Products:

The insurance and annuity products, including the variable life insurance and variable annuity products (the "Variable Products"), and the applicable policy riders, described in Exhibit B as amended from time to time.

Purchase Payments:

A payment, including a payment of premiums, deposits or partial payments, made by an Applicant in respect of an Application for a Product, or by a Policyholder in respect of a Policy.

Prospectus:

With respect to each class of contracts, the prospectus for each class of contracts included within the Registration Statement for such class of contracts; provided, however, that, if the most recently filed prospectus filed pursuant to Rule 497 under the 1933 Act subsequent to the date on which the Registration Statement became effective differs from the prospectus on file at the time the Registration Statement became effective, the term prospectus shall refer to the most recently filed prospectus filed under Rule 497 from and after the date on which it shall have been filed.

Registered Representative:

An individual person who is registered as a principal or representative with the NASD and as a securities agent with the securities commissions of the Territories in which such person conducts business activities.

Registration Statement:

With respect to each class of contracts, the most recent effective registration statement(s) filed with the SEC or the most recent post-effective amendment(s) thereto, including financial statements included therein and all exhibits thereto.

Regulations, Regulators:

The federal and state securities laws; state insurance laws; the by-laws of the NASD; and the laws, rules and regulations promulgated at any time under or pursuant to such laws or by-laws or by the SEC, NASD and/or the state insurance departments having jurisdiction over the respective activities.

Replacement Sale:

Is the sale of a Product which is funded by the Applicant with money obtained from the liquidation of another life insurance or annuity contract issued by SAGE or issued by any other insurance company.

SEC:

The Securities and Exchange Commission.

Selling Agency:

An Agency associated with a Selling Broker-Dealer.

Selling Agreement:

An agreement entered into by SAGE and a Selling Firm, including an Affiliate Agreement.

Selling Broker-Dealer:

A Broker-Dealer that has entered into a Selling Agreement with SAGE for the sale of the Products.

Selling Firm:

A Selling Broker-Dealer and / or a Selling Agency (including any Affiliated or Associated Selling

Broker Dealers or Selling Agency(ies) that have entered into a Selling Agreement for the Products. The term includes Your Selling Firms, when applicable.

Selling Firm Producers:

A Duly Licensed and Authorized Producer Associated With a Selling Firm.

Separate Account:

A legal entity separate and distinct from the life insurance company under which portfolios and cash values attributable to the Contracts are held.

Side; Other Side:

With reference to the Parties to this Agreement, those parties collectively defined as either "SAGE" or "You" are a Side or Other Side, depending on the context.

Territory(ies):

The region(s) and/or state(s) or other jurisdiction(s) shown in Exhibit A, or any one, or any combination of them.

Written, in Writing:

Shall include communications delivered in conventional print as well as electronic forms capable of being printed without the use of special equipment or programs not maintained by the recipient of the communication.

Your Agency:

The Agency(ies) named on the signature pages to this Agreement or an Affiliate Agreement.

Your Broker-Dealer:

The Broker-Dealer(s) named on the signature pages to this Agreement or an Affiliate Agreement.

Your Firm, Firm:

The corporations and/or partnerships and/or entities and/or persons, other than SAGE, named on the signature page(s) of this Agreement.

Your Selling Firm(s):

A Selling Firm(s) recruited by You that has entered into a Selling Agreement with SAGE.

Your Producers or Producers with Your Firm:

A Duly Licensed and Authorized Producer Associated With Your Firm.

1933 Act:

The Securities Act of 1933, as amended.

1934 Act:

The Securities Exchange Act of 1934, as amended.

1940 Act:

The Investment Company Act of 1940, as amended.

2. APPOINTMENT

The DISTRIBUTOR, in its capacity as principal underwriter and distributor for the Products, hereby appoints Your Broker-Dealer and, where so required by state insurance law, SAGE LIFE, in its capacity as the issuer of the Products, hereby appoints Your Agency, with authority to offer the Products and recruit Selling Firms, subject to the terms and conditions of this Agreement. Your Firm hereby accepts such appointments and agrees to undertake the duties and responsibilities outlined herein in return for the payment by SAGE of the Compensation specified in the Compensation Schedules. You understand that no Territory is exclusively assigned hereunder to Your Firm and that We may enter into agreements with other Selling Firms or Producers as SAGE in its sole discretion may decide to appoint for the purpose of selling the Products in any market or territory or geographic region, including any or all of the Territories.

3. TERRITORY AND PRODUCTS

You are authorized to market the Products, in the Territories where (i) SAGE has advised You in writing that the Products are approved for sale, and (ii) Your Firm and Your Producers or Your Selling Firm and Selling Firm's Producers are Duly Licensed and Authorized to conduct the selling of the Products. SAGE reserves the right upon the giving of written notice to (i) add new Products, or
(ii) amend or withdraw any of the existing Products, or (iii) add new state(s) or region(s), or (iv) withdraw from any state(s) or region(s), or (v) restrict activities in any state(s) or region(s), and to amend Exhibit A and or Exhibit B accordingly from time to time.

4. TERM AND TERMINATION

4.1    Automatic Renewal

This Agreement is for an initial period (the "Initial Period") commencing on the Effective Date and ending on the final day of December in the year following the anniversary of the Effective Date. Unless notice of termination has been given as required herein, this Agreement will automatically renew for successive calendar years (the "Renewal Period") commencing at the end of the Initial Period or at the end of each succeeding Renewal Period.

4.2    Termination not for Cause

Subject to the over-riding provisions and continuing obligations and rights of the Parties under any Prior Agreements, and except as may be provided in any such Prior Agreements, this Agreement may be terminated by a Party upon the giving of sixty (60) days written notice to all other Party(ies).

4.3    Termination for Cause

You or SAGE may terminate this Agreement at any time for cause, and such termination will become effective upon the giving of written notice, in the event of:

a) intentional misappropriation by a Party on the Other Side of the funds or property of a Client or of one of the Parties;

b) cancellation or refusal by any regulatory authority to renew any material license, certificate or other requirement for a Party on the Other Side to perform its obligations and duties as a Duly Licensed and Authorized entity;

c) a Party on the Other Side becoming a debtor in bankruptcy including voluntary bankruptcy, or becoming the subject of an insolvency proceeding;

d) any action by a regulatory authority with jurisdiction over the activities of a Party on the Other Side that would have the effect of preventing the Party on the Other Side from performing its obligations hereunder, or would place the Party in receivership or conservatorship or under similar legal status.

4.4    Termination for Cause by SAGE

SAGE may terminate this Agreement for cause, and such termination will become effective upon the giving of written notice, in the event of:

a) Your conviction or the conviction of any of Your Producers, or conviction of any of Your officers or employees of any act of felony, or act of fraud, or any crime involving dishonesty; or

b) Misconduct by You or any of Your Producers involving marketing malpractice or misrepresentation of the Products; or

c) Failure by You or any of Your Producers to comply with any regulatory requirements governing the activities undertaken by You or any of Your Producers, or violation of any Regulations of any jurisdiction where You or any of Your Producers or Your Selling Firms conducts, or has conducted, any insurance business during the term of this Agreement; or

d) Your failure to exercise reasonable good faith efforts to recruit, train and motivate Your Producers and Your Selling Firms and their Producers to market and distribute the Products; or

e) Failure to deliver when due or on demand any Purchase Payments, premiums, deposits, monies, records, files, or other property belonging to SAGE in Your possession; or

f) Failure to comply with any substantial condition or provision of this Agreement including those requiring You to cooperate with Us in connection with any audit, examination or other inquiry by any regulatory body having authority over You or Your activities, or over Us or Our activities; or

g) Unbecoming conduct or conduct that serves to discredit SAGE, by You or any of Your Producers; or

h) The assignment or transfer by You of Your rights, responsibilities, duties and liabilities under this Agreement to any third party without the prior written consent of SAGE; or

i) The failure to achieve the reasonable sales expectations and performance goals agreed upon by the Parties from time to time.

4.4    Notice Requirements for Termination

Any written notice by a Party to terminate this Agreement for cause shall state the cause with specificity. Prior to SAGE giving notice to terminate, SAGE may at its sole discretion offer a reasonable time to cure any default.

4.5    Effect of Termination Notice

Subject to Section 16 hereof (Conditions Surviving Termination ), any notice of termination by SAGE to any one of the Parties comprising Your Firm under this Agreement, or any notice of termination given to SAGE by any of the Parties comprising Your Firm, does not automatically terminate the rights, duties and obligations of the other Parties comprising Your Firm under the Agreement, or the rights, duties and obligations of any Selling Firm(s) appointed and contracted with SAGE pursuant to this Agreement, unless separate written notices of termination have been served to, or by, each of such other Parties or such other Selling Firms.

5.     SALE OF THE PRODUCTS AND COMPENSATION

5.1    Sale of Products

You undertake to exercise utmost good faith efforts to recruit, train and motivate Your Producers and Your Selling Firms and their Producers to sell the Products and in return SAGE undertakes to pay the Compensation due according to the terms of this Agreement.

5.2    Compensation

The Compensation which becomes owing to Your Firm under the Compensation Schedules in respect of a specific application submitted to SAGE, will be due and payable to Your Firm only when: (i) the Application has been approved for issue by SAGE; (ii) any insurable risk under the contract has been accepted by an authorized officer of SAGE in accordance with SAGE's standard underwriting procedures; and (iii) the Purchase Payment has been banked in a SAGE bank account approved by SAGE.

5.3    Payment of Compensation to Your Selling Firms and Producers

If SAGE is required by this Agreement or an Affiliate Agreement to pay directly to any of Your Selling Firms or to any of Your Producers, any portion of the Compensation specified in the Compensation Schedules, any such amounts will be deducted from the Compensation otherwise due to Your Firm. Any Selling Firm's or Producer's right to receive any such direct Compensation payments is effective only from the date that the respective Selling Agreement or Appointment Agreement has been executed. SAGE will pay such Selling Firm or such Producer only the Compensation due at the rates agreed between Your Firm and SAGE and specified in the appropriate Compensation Schedules applicable to and made an integral part of the respective Selling Agreement or Appointment Agreement.

5.4    Right to Change Compensation Schedules

SAGE has the right upon giving thirty (30) days written notice to change the Compensation payable in respect of the Products, provided that such change will be effective only for new Applications received by SAGE after the effective date of the change.

5.5    Recovery of Compensation and Indebtedness

SAGE will have the right to deduct from any Compensation otherwise due and payable to Your Firm, any indebtedness or obligation due to SAGE, (i) in terms of the charge back practices specified in the Compensation Schedules, and/or
(ii) otherwise due to SAGE for any reason. Your responsibility to refund such monies to SAGE shall include any Compensation not recoverable from Your Producers.

5.6 Compensation Payment Practices and Procedures for terminated or transferred Selling Firms

Except for Terminations by SAGE for cause, the continuing payment procedures outlined in the Compensation Schedules will be applied in those situations where any of Your Selling Firms have (i) voluntarily terminated their Selling Agreement with SAGE or (ii) terminated their Association with Your Firm, and have continued their Selling Agreement with SAGE or (iii) have transferred their Association to another Selling Firm not Affiliated with You or (iv) have terminated their Association with Your Firm and have entered into a new Selling Agreement directly with SAGE.

5.7    Right to Commute Compensation

If at any time before or after termination of this Agreement, the total Compensation paid under this agreement over a twelve (12) month period has been less than $1,000, SAGE may elect to commute future estimated Compensation payments, by paying Your Firm a single sum equal to the present value of future Compensation determined on a reasonable basis, less any indebtedness due by Your Firm or Your Producers to SAGE.

6. COMPENSATION VESTING RIGHTS

Following any Termination of this Agreement, Your Firm's rights to receive continuing Compensation from new Policies issued as a result of Applications submitted by Your Firm and Your Producers, or by Your Selling Firms and their Producers prior to the date of such Termination, shall continue in accordance with the payment practices and procedures specified in the Compensation Schedules. SAGE shall be obligated to continue to pay such amounts as become due to Your Firm, subject to SAGE's right to deduct from any such Compensation payments, (i) any portion of the Compensation payable to Your Selling Firms or to Your Producers, and (ii) any Compensation charge-backs or other amounts owing by Your Firm or Your Selling Firms or Your Producers to SAGE for any reason, and
(iii) any costs which SAGE is obliged to incur in effecting such payments.

7. YOUR DUTIES AND OBLIGATIONS

7.1    General Matters and Joint and Several Responsibility

Commencing on the Effective Date, You will faithfully perform Your duties within the scope of the relationship created under this Agreement, to the best of Your knowledge, skill and judgment. All parties comprising Your Firm, are jointly and severally responsible and liable to SAGE LIFE and the DISTRIBUTOR for the faithful performance of all obligations or duties, except those duties and obligations which may be performed only by Your Broker-Dealer or Your Agency, as applicable, as to which Your Broker-Dealer or Your Agency, as applicable, shall be responsible and liable to SAGE LIFE and the DISTRIBUTOR.

7.2    Compliance Duties

You and Your Producers will use best efforts to comply with (i) all instructions, rules, bulletins, manuals and underwriting guidelines issued in writing by SAGE to You and Your Producers, including any Code of Conduct, and
(ii) all Regulations. If You are a Broker-Dealer owned by a Bank or other financial institution, or operating within or adjacent to a bank's retail area, You shall take all steps necessary to comply with NASD Rule 2350, the "bank broker-dealer rule," and the Inter-Agency Statement on Retail Sales of Non-deposit Investment Products, issued in 1994, including any supplements, amendments or modifications thereto or successor Regulations.

7.3    Duties with Respect to Your Producers.

Your duties and obligations with respect to Your Producers include but are not limited to the following:

a)     Recommendation of Producers

       You will make a thorough and diligent inquiry and investigation relative to each Producer You recommend to be appointed to sell the Products, including an investigation of the Producer's identity and business reputation. SAGE shall retain sole authority to approve and make appointments and reserves the right for reasonable cause, to not appoint a Producer recommended by You, or to refuse to permit an appointed Producer to continue to solicit from the public Applications for any of the Products.

b)     Licensing and Appointment Procedures for Your Producers

       You are responsible for the preparation and submission of proper insurance agent appointment and licensing forms, and the assurance that all Producers recommended by You are Duly Licensed and Authorized in the Territories where such Producers will solicit and sell the Products. Your Broker-Dealer shall be responsible for the preparation and submission to the NASD of all documentation and representative registration forms, and the assurance that all Your Producers are properly registered with the NASD as Registered Representatives of Your Broker-Dealer and as an Agent of Your Agency before any such Producer is recommended to SAGE for appointment with authority to solicit Applications for the Products. You will maintain a list of all Your Producers and will notify SAGE of any change in the NASD registration status or the insurance licensing status of any of Your Producers.

c)     Duly Licensed and Authorized Producers

       You will not permit any of Your Producers to act as Agents until they are properly trained, licensed and appointed, nor will You pay Compensation to, or permit Compensation splitting with, any person who is not Duly Licensed and Authorized by SAGE to sell the Products (unless otherwise permitted by law and agreed to by SAGE).

d)     Supervision of Producers

       You are responsible for the supervision and administration of the marketing, sales and customer service activities of Your Producers and shall be responsible for all acts or omissions of each of Your Producers. Each of Your Producers will receive close and adequate supervision by You. Your supervisory and administrative duties and support services shall include but are not limited to:

       i) Ensuring that Your Producers comply with SAGE's written procedures communicated to You from time to time, including communications regarding changes in rates, details of regulatory notices or new Product announcements; and in particular, but not by way of limitation, ensuring that Your Producers:

              A) Comply with and abide by all Regulations concerning the sale and delivery of Products;

              B) Have obtained and continuously maintain the required state insurance licenses in the state where such Producers will solicit and sell Products;

              C) Have been appointed by SAGE in accordance with the law of each respective state(s) in the Territories in which the sale(s) occur and the prospective Applicant or Client resides;

       ii) Notifying SAGE if any of Your Producers fails to maintain their good standing with the Regulators or to maintain the required state insurance license or becomes inactive to the extent that such information is or should reasonably be known to You;

       iii) Informing SAGE promptly of any violation of law or of any material procedures of SAGE.

       iv) Providing Your Producers advice and assistance with regard to the marketing and advertising of Products, and ensuring that no sales literature or advertising is used unless SAGE has given prior written approval;

g)     Training of Your Producers

       You are primarily responsible for training all of Your Producers regarding Product features, marketing methods and the compliance requirements of any applicable Regulations. Such training is (i) to be conducted prior to any such Producer selling the Products and, (ii) is to be ongoing thereafter and (iii) is to include direct training by marketing representatives of SAGE given on a regular basis at such facilities and during such reasonable business hours as the Parties agree from time to time.

7.4    Duties with respect to Soliciting Applications for the Products

You are hereby authorized and required by SAGE to solicit Applications for the Products through Duly Licensed and Authorized Producers with Your Firm from Applicants who meet SAGE's underwriting and suitability standards. You may solicit new business only in those Territories where Your Firm and Your Producers are Duly Licensed and Authorized, and where SAGE has advised You in writing that the Products are approved for sale. You acknowledge that SAGE will be required to process only those Applications bearing the signature of a Duly Licensed and Authorized Producer with Your Firm who is on Your list of approved Producers as agreed between You and SAGE from time to time. You will review, when necessary, any Applications or contracts issued for Products sold or written by Your Producers.

a)     Solicitation Process

       You shall be responsible for:

       i) Supplying to Your Producers necessary sales literature and Application forms provided by and approved by SAGE;

       ii)    Ensuring that Your Producers:

              A) Promptly submit to SAGE for underwriting any Applications for the Products;

              B) Submit premium payments directly and immediately to SAGE in accordance with SAGE's procedures, but in no event more than two (2) business days after receipt;

              C) Deliver to Clients within five (5) days or on a timely basis in compliance with applicable Regulations, all Policy and other contractual documents relating to the Products; and

              D) Document transactions, including where so required by Regulation, the fact of delivery, and maintain any other documentation reasonably requested by SAGE.

b)     Suitability Requirements

       SAGE wishes to ensure that the Products solicited by Your Firm through Your Producers will be issued to persons for whom they will be suitable. Your Firm will undertake best efforts to ensure that none of Your Producers makes recommendations to any Applicant to purchase a SAGE Product unless Your Firm and Your Producers have reasonable grounds to believe that the purchase is suitable for the Applicant. Any determination of suitability for the purchase of a Product should include, but not be limited to, in respect of each Application submitted to SAGE, a reasonable inquiry concerning the Applicant's investment sophistication, insurance and investment objectives, financial situation and needs, other securities holdings, tax status, tolerance for risk, and any other pertinent information known to Your Producer or required, so as to be in compliance with NASD Rule 2310 governing suitability determinations and interpretations.

c)     Delivery of Prospectus(es)

       You and Your Producers will ensure that the current Prospectus(es), the Statement(s) of Additional Information where required by law and all Supplements, relating to the Products where applicable, are delivered to every prospective Applicant including an existing Client seeking to purchase a Product, prior to the completion of an Application. No information shall be given, or any representations made concerning the Products, unless the information or representations are contained in the current Prospectus(es) or are contained in sales literature or advertisements confirmed to You in writing by SAGE as available for distribution and use and as having been approved by the NASD and where applicable by the appropriate Regulators. For purposes of this section the terms Prospectus(es) shall include the Prospectus(es) or where approved by the SEC as an alternative valid form of delivery, the applicable Prospectus Profile(s) for the Products or each respective investment fund choice available under the Product.

d)     Sales Illustrations and Asset Allocation Models

       Any illustration of projected values and benefits under any of the Products provided to any Applicant, must be in a format approved by SAGE and be in full compliance with all Regulations.

e)     Market Timing

       You and Your Producers will not solicit Applications, Policies or Purchase Payments in connection with any so-called "market timing" or "asset allocation" program that has not been approved or otherwise agreed to in advance by SAGE and You.

f)     Replacement Sales

       You are required to ensure that on all Replacement Sales by Your Producers, all Producers comply with all applicable requirements under the Regulations and in particular, without limiting or modifying the foregoing, provide sufficient information to prospective and existing customers, Applicants and Clients as to the suitability of the Replacement Sale. Such information is in addition to the suitability requirements referred to in Section 7.4(b) above, and includes but may not be limited to:

       i) The amount of the surrender charge to be incurred on the investment to be liquidated;

       ii) All fees and possible charges, such as surrender charges, on the new Product;

       iii) Any change in the investment risk to the Applicant or prospective Client;

       iv) Any change in the nature of, or the provider of, any guarantees under the respective contracts or Products to be surrendered or canceled;

       v) Any changes in the expenses associated with the Product and the surrendered contract or policy;

       vi) For life insurance-to-annuity Replacement Sales, the difference in the amount and tax treatment and status of the death benefit, and the implications of surrendering the insurance, including any requirements for new or additional underwriting evaluation;

       vii) Recommending to the Applicant or Client that they obtain independent advice from tax counsel as to the transaction qualifying under Internal Revenue Code section 1035 for deferral of gain;

       viii) Any material change in premiums payable, cost of insurance, contractual benefits and types of coverage, or important terms and conditions, or restrictions or limitations including any new contestable and suicide periods, or any change in disability coverages or important rider benefits.

7.5    Duties with respect to Recruiting and Supporting Selling Firms

You shall recommend only Selling Firms and Selling Firm Producers who are qualified to be Duly Licensed and Authorized to sell the Products and meet the recruiting standards and conditions set forth in Exhibit E.

a)     Recommendation of Selling Firm

       If a Selling Firm recommended by You is deemed acceptable to Us, We shall enter into a Selling Agreement with such firm, and such firm shall be deemed one of Your Selling Firms for purposes of Your duties hereunder to Your Selling Firms and Your entitlement to Compensation relating to Products sold by Your Selling Firms. Your Firm shall assist Us in entering into Selling Agreements with Your Selling Firms and Appointment Agreements with Your Selling Firm's Producers in conformity with the applicable Regulations. We shall have sole discretion to appoint, refuse to appoint, discontinue, or terminate the appointment of any Your Selling Firms or any of Your Selling Firm's Producers. Upon termination of appointment of a Selling Firm, Your Firm shall take all action necessary to terminate the sales activities of such Selling Firm.

b)     Support and Servicing of Selling Firms

       Your Firm shall use its best efforts to provide services and support to Your Selling Firms to facilitate the offering and sale of the Products. Such efforts shall include but not be limited to: (i) Your Firm's assistance and participation in the marketing, product training, and administrative activities of Your Selling Firms, and (ii) Your Firm ensuring that reasonable access to Your Selling Firm's Producers is afforded to SAGE's marketing representatives for the purpose of providing Product training and marketing assistance. The specific services to be provided by Your Firm to Your Selling Firms will be negotiated and agreed upon by Your Firm and Your Selling Firms, separate and apart from this Agreement.

c)     Related Supervisory Practices

       In meeting its obligations pursuant to this section, Your Firm shall, during the term of this Agreement, engage in the following activities:

       i) Continuously utilize only those training, sales, advertising, and promotional materials which have been approved by SAGE;

       ii) Establish and implement reasonable procedures for periodic inspection and supervision of sales practices of Your Selling Firm Producers and submit periodic reports to SAGE, as may be requested, on the results of such inspections and the compliance with such procedures; provided however that Your Firm shall retain sole responsibility for the supervision, inspection and control of Your Producers;

       iii) Take reasonable steps to ensure that Your Selling Firms and their Producers shall not make recommendations to an Applicant to purchase a Product in the absence of reasonable grounds to believe that the purchase of a Product is suitable for such Applicant consistent with applicable suitability requirements and any suitability guidelines provided by Us from time to time.

7.6    General Duties and Responsibilities

a)     Expenses

Except as otherwise provided in this Agreement, or as otherwise agreed in writing from time to time, You and Your Producers will be responsible for all costs and expenses of any kind and nature incurred in the performance of Your duties under this Agreement. SAGE will be responsible for the payment of initial and ongoing state insurance agent appointment fees relating to the appointment of Producers who actively solicit Applications and submit new business under this Agreement. SAGE will also pay for SAGE authorized promotional and marketing materials provided to You in the normal course of business, and such other reasonable costs incurred in the promotion of the Products as SAGE in its sole discretion may agree from time to time, including reimbursement of the actual cost of any promotional material SAGE has authorized You to prepare.

b)     Bonding

Your directors, officers and employees, and any Producers who have access to funds of SAGE, including but not limited to funds submitted with Applications for Products, or funds being returned to Applicants or Clients, are and shall be covered by an appropriate blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company acceptable to SAGE. SAGE will have the right to receive evidence, satisfactory to SAGE that such coverage is in force. You are required to give written notice to SAGE not less than thirty (30) days before any proposed cancellation or any change of coverage.

c)     Independent Contractor

You and Your Producers are independent contractors in relation to SAGE. Nothing contained in this Agreement shall create, or shall be construed to create, the relationship of employer and employee (i) between SAGE and You, or (ii) between SAGE and any of Your Producers, or (iii) between SAGE and Your respective directors, officers, employees, or agents. SAGE shall not be liable for any expenses incurred by You or any of Your Producers except those specifically authorized in writing by SAGE.

d)     Compensation Reporting

You are responsible for ensuring that any Compensation, whether in form of commissions and or/fees relating to the Products, will be reflected in the quarterly FOCUS reports and the fee assessment reports filed with the NASD by Your Broker-Dealer.

e)     Approval of Marketing Materials

Your Firm agrees that any material it develops, approves or uses for sales, training, explanatory or other purposes in connection with the solicitation of Applicants for Products hereunder other than generic advertising material which does not make specific reference to Us or the Products will not be used without Our prior written consent.

f)     Other Duties

You shall undertake any other duties necessary or appropriate to the performance of Your obligations under this Agreement.

8. LIMITATION OF AUTHORITY

This Agreement does not entitle You or any of Your Producers or any Selling Firm or any Selling Firm's Producers to perform on behalf of SAGE or its Affiliates any of the following actions, which can only be undertaken by an authorized officer of SAGE:

a)     Make, alter or discharge any Policy;

b) Waive or modify any terms, conditions or limitations of any Application or any Policy;

c) Extend the time for payment of any premiums, or bind SAGE to the reinstatement of any terminated Policy, or accept notes for payment of premiums;

d) Accept payments on behalf of SAGE which are not in the form of a check or a wire transfer payable to "Sage Life Assurance of America, Inc.," or payable to "SAGE LIFE";

e)     Adjust or settle any claim or commit SAGE with respect thereto;

f) Incur any indebtedness or liability, or expend or contract for the expenditure of funds;

g) Enter into legal proceedings in connection with any matter pertaining to SAGE's business without the prior written consent of SAGE, provided that You have the right to enter into any such legal proceeding where You or any of the Parties comprising You are named as a party to the proceedings, provided You have given SAGE adequate notice of such intended proceedings;

h) Make, accept or endorse notes, or endorse checks payable to SAGE or otherwise incur any expense or liability on behalf of SAGE;

i) Offer to pay or pay, directly or indirectly, any rebate of premium or any other inducement not specified in the Products or in this Agreement to any person seeking to complete an Application or to any Client;

j) Misrepresent the Products for the purpose of inducing a Client or owner of a Policy of this or any other insurance company to lapse, forfeit or surrender their insurance with that company;

k) Give or offer to give any advice or opinion regarding the taxation of any Applicant's or Client's income or estate in connection with the purchase of any Product;

l) Enter into an agreement with any person or entity to market or sell the Products without the written consent of SAGE;

m) Agree to the payment of Compensation to any Producer other than in terms of a scale of Compensation agreed to in writing by SAGE.

9. SAGE'S ADMINISTRATIVE PROCEDURES

SAGE will administer all Products issued by SAGE LIFE in accordance with the terms and conditions set forth in the respective Policy and SAGE's standard administrative procedures as advised to you from time to time in writing. These procedures will include but not be limited to the following:

9.1    Procedures for Issuance of a Policy for the Products

SAGE, at its sole discretion, will determine whether to issue a Policy for any of the Products for which an Application has been submitted by Your Firm or by a Producer with Your Firm. Except where required by Regulation, SAGE will not be bound by the terms of any Policy relating to a Product, until You or the Applicant has been advised in writing of the approval by SAGE of the Application, and SAGE's acceptance of the risk under the Policy. Once a Policy has been issued, SAGE undertakes to:

a) Mail the Policy together with any required notice of withdrawal rights, and any additional required documents, to You or where so required by You directly to the Client, or to such other person designated by You and acceptable to SAGE as having the authority to receive the Policy on behalf of the Client. SAGE reserves the right where so mandated by Regulation, to require You to provide proof of delivery of any Policies and other documents delivered by You to the Client.

b) Confirm in writing to the Client, with a copy to Your Selling Firm(s) or to Your Selling Firm(s) designee, the allocation of the initial Purchase Payment or any premium or any other payments under the Policy. Such confirmation shall comply with Rule 10b-10 under the 1934 Act.

c) Provide confirmation notices to the Client showing the name of the Selling Broker-Dealer.

9.2    Procedures for use of Marketing Materials Provided by SAGE

SAGE will provide You and Your Producers with reasonable quantities of the following materials:

a) Marketing brochures and other advertising materials approved by SAGE for the Products, including the current Prospectus(es) for the Products and for any underlying mutual funds, or separate accounts;

b) Any Prospectus Supplement for the Products and for any underlying mutual funds or separate accounts, including any Statement(s) of Additional Information if requested by Client or required by law;

c) Applications and all other standard forms required for the selling of the Products.

9.3 Procedures for Collection and Remittance of Purchase Payments and Other Considerations Due to SAGE

SAGE will determine in consultation with You which of the following administrative procedures are acceptable to SAGE for the collection and remittance to SAGE of the Purchase Payments due in respect of Policies issued by SAGE or Applications submitted by Your Producers or by the Producers of Your Selling Firms:

a)     "Standard Procedure - Check with Application"

       Where the Application and the corresponding check for the Purchase Payment will be sent to a national processing center designated by SAGE.

b)     "Direct Gross Deposit Procedure"

       Where gross funds due to SAGE are deposited or wired to a designated SAGE bank account established for this purpose, and where the corresponding Applications together with evidence of payment will be sent to a national processing center designated by SAGE.

c)     "Net Wire Procedure"

       Where the Selling Firm is a financial institution approved by SAGE, Compensation may be deducted from gross amounts remitted to SAGE under written procedures acceptable to SAGE which are in compliance with Regulations.

Except as provided by the special Net Wire Procedures referred to in this section, all money due to SAGE shall be forwarded without any deduction or offset for any reason, including by example, and not by limitation, any deduction or offset for Compensation claimed by You or any Producer with Your Firm.

A payment due to SAGE under a Product is valid only if it is in the form of a check or money order payable to the order of "Sage Life Assurance of America, Inc." or "SAGE LIFE," or a wire transfer to a SAGE LIFE bank account. Wire transfers for the account of SAGE shall be in accordance with the administrative procedures communicated by SAGE. You are not permitted to accept third party checks or cash for any Purchase Payment or premium or any other consideration due to SAGE.

All Purchase Payments collected by You or by any of Your Producers in connection with the Products are the property of SAGE. Such payments must be deposited in SAGE's bank account, or otherwise remitted to SAGE, immediately upon receipt by You or Your Producers in accordance with the administrative procedures of SAGE. Until You or Your Producers have remitted such monies to SAGE, any sums received or collected by You or Your Producers under this Agreement are regarded as being held by You or Your Producers in a fiduciary capacity on behalf of SAGE, and may not be banked in any account that is not a SAGE bank account.

9.4    Procedures regarding Declined and Cancelled Applications

a)     Declined Applications

The depositing of any payment relating to an Application into a SAGE bank account does not imply that SAGE is obligated to accept the risk under the Application. SAGE shall have the unconditional right to reject, in whole or in part, any Application. In the event SAGE rejects an Application involving risks not accepted by SAGE's underwriters or SAGE's reinsurers, We will return to the Applicant any payments (together with appropriate interest or investment earnings adjustments where applicable in accordance with the requirements of the Prospectus and SAGE's administrative procedures and We will notify the Selling Firm of such action.

b)     Cancelled Applications

In the event that any Applicant elects to cancel the Application and the sale pursuant to any law or contractual free look period, We will refund to the Applicant the amounts required by law or otherwise determined according to the terms of the Prospectus and We will notify the Selling Firm or its designee of such action.

9.4    Procedures for Complaints and Grievances

You and Your Producers shall immediately notify in writing addressed to the Senior Compliance Officer of SAGE LIFE at the Home Office address of SAGE LIFE, details of any complaint or grievance made by or on behalf of a Client or Applicant or of which You or any of Your Producers become aware. This includes, but is not limited to, complaints or grievances arising out of or based on advertising approved by SAGE, or arising from any other complaint or grievance relating to the sale or presentation of the Products, or the service provided to an Applicant or a Client concerning any of the Products, or the performance of any Product. You and Your Producers shall promptly furnish all written materials requested by SAGE in connection with the investigation of any such complaint or grievance of which You or Your Producers or SAGE may become aware, and will cooperate in the investigation and resolution of such complaint or grievance.

10.  CLIENT SERVICE RESPONSIBILITIES

The Parties acknowledge that it is their joint responsibility to provide post sales service, and continuing customer service to Your Clients and to the Clients of Your Selling Firms.

10.1   Standards of Service

SAGE will provide to Your Clients its customary and usual standard of customer service. Such service will include a toll-free access to a Customer Service Center, and such other appropriate administrative, accounting and policyholder services as SAGE provides to all its Policyholders.

10.2   Client Service

You and Your Producers undertake to act in the best interests of Your Clients in rendering reasonable and satisfactory standards of pre-sale and post-sale service, and reasonable and satisfactory ongoing customer service to the Client, including but not limited to assistance with the following:

a) Explanation of and completion of any forms and procedures that may be required under the insurance contract, including the completion of Applications, underwriting questionnaires, claim forms; and

b) Delivery of and explanation of the Prospectus and Policy contract documents

11. ADVERTISING AND SALES PROMOTIONAL MATERIAL

Except for materials supplied to You by SAGE, You may not, nor may any of Your Producers or Your Selling Firms or their Producers without the prior written consent of SAGE, advertise any of the Products, or use SAGE's name, logo or trademarks or service marks in any advertisement, nor use any sales literature or advertisements or other materials for the Products without the prior written approval of SAGE. This includes Product specific brochures, letters, illustrations, training materials, materials prepared for oral presentations and all other similar materials. SAGE's consent in one instance does not imply consent in another, and SAGE's consent must be obtained on each and every separate advertising occasion, or whenever any modification is proposed to any of the materials referred to herein. SAGE reserves the right to recall any materials or to place time limits for the approved use of any materials provided to You or Your Producers or Your Selling Firms and their Producers.

12. RECORDKEEPING

12.1   Maintenance of Records

Each Party agrees to keep all records required by the Regulations, to maintain such books, accounts, and records so as to clearly and accurately disclose the precise nature and details of transactions, and to assist one another in the timely preparation of records. You also agree to maintain such other records as SAGE may reasonably require. Such records will include but are not limited to records of:

a) All marketing and advertising materials, brochures, illustrations, asset allocation models and work sheets, application and contract forms, sales and internal training materials, and Client correspondence concerning SAGE or the Products, and persons to whom such materials have been distributed.

b) Payments, premiums and other amounts collected from a Client or an Applicant.

c) All complaints or, grievances against SAGE or You or any of Your Producers reported by a Client or a Producer concerning the Products, or concerning any actions by SAGE or You or any such Producer.

12.2   Safekeeping of Property

You and Your Producers will safeguard, maintain and account for all policies, forms, manuals, equipment, supplies, electronic software including sales illustration software and supporting materials, advertising and sales literature furnished by SAGE, and will destroy or return the same to SAGE promptly upon request.

12.3   Records Retention

All information and records required to be maintained under this Agreement will be retained by You and Your Producers for the time periods required by the Regulations, but in no event shall they be retained for a period less than seven
(7) years, (or where required by state law for the duration of the Policy or otherwise as required by state law), whether or not the Product was ever sold, and will be made available to SAGE for audit and inspection under section 12.4 below. Micro-fiche and electronic forms of data maintenance are acceptable records under this Agreement only to the extent they satisfy applicable securities laws requirements with respect to such storage mediums.

12.4   Right of Inspection and Audit

All books, records and files established and maintained by You or Your Producers for SAGE under this Agreement, including, without limitation, marketing materials and agent licensing information, shall be the property of SAGE and shall be subject to examination at all times during the term of this Agreement, and for a period of twelve (12) months after the date of termination of this Agreement. Unless we are required to provide immediate access to a regulatory authority, SAGE will normally give You five (5) business days prior notice of intention to examine the records during Your regular business hours, provided that such right of access by SAGE shall not unreasonably interfere with Your normal course of business.

12.5   Right to Receive Copies of Records

SAGE shall have the right, at its expense, to the prompt delivery of originals of any such records retained by You within five (5) business days after any reasonable request by SAGE. SAGE shall be responsible for payment of all documented costs of copying and mailing or otherwise transporting any documentation as required under this Agreement.

13. REPRESENTATIONS AND WARRANTIES

13.1   Representations by SAGE

SAGE hereby undertakes and represents that as of the time the Products are available for sale to the public:

a) the Products listed on Exhibit B as being available for sale have been approved for sale by the respective Regulators as advised to You in writing by SAGE from time to time, and where so required have been duly registered with the SEC under the 1933 Act;

b) The DISTRIBUTOR is a Broker-Dealer that is Duly Licensed and Authorized to promote, offer and sell the Products as the principal underwriter and the distributor for the Products;

c) SAGE has full power and authority to enter into this Agreement and has all the appropriate licenses to carry on its business to market the Products;

d) the 1933 Act Registration Statements pertaining to the Products filed with the SEC have been declared effective;

e) the 1933 Act Registration Statements pertaining to the Products comply in all material respects with the provisions of the 1933 Act, the 1934 Act, the 1940 Act and the rules and regulations of the SEC;

f) the 1933 Act Registration Statements do not contain any untrue statement of a material fact or fail to state a material fact required to be stated and of which SAGE should reasonably be aware.

The above undertakings by SAGE shall not apply to statements made in or omissions from Registration Statements, and any related material in which statements or omissions were made in reliance upon written statements furnished by You.

13.2   Representations by Your Firm

Each of the parties comprising Your Firm jointly and severally represent and warrant that:

a) They have full power and authority to enter into this Agreement and that they are Duly Licensed and Authorized to carry on Your business and to market the Products;

b) Together, You are a Duly Licensed and Authorized Broker-Dealer and Agency in the states where they intend to market the Products;

c) You are in compliance with the terms and conditions of Howard & Howard (sub.nom. First of America Brokerage Service, Inc) (avail. Sept.28,1995) issued by the Staff of the SEC with respect to the non-registration as a broker-dealer of an insurance agency associated with a registered broker-dealer. You will notify SAGE immediately in writing if You fail to comply with any such terms and conditions and shall take such measures as necessary and as promptly as practicable under the circumstances to cure any such non-compliance;

d) All individuals recommended for licensing and appointment as a Producer of Your Firm to sell the Products possess or can obtain all required insurance licenses under state insurance regulations, and are also Registered Representatives of Your Broker-Dealer who are appropriately registered with the NASD;

e) All examinations, educational and training requirements have been or will be met for the specific state(s) or territories in which any Producer of Your Firm proposes to act;

f) If any items of identification are required by the regulatory authorities in conjunction with an application for an insurance license for a Producer, any such items forwarded to SAGE will be those for such Producer and any evidence of a securities registration or state insurance license forwarded to SAGE will be a true copy of the original.

14. INDEMNIFICATION

14.1   Indemnification by SAGE

SAGE LIFE agrees to indemnify and hold You harmless against any losses, claims, damages, liabilities or expenses, including reasonable attorney fees, to which You may be liable to the extent that the losses, claims, damages, liabilities or expenses, including reasonable attorney fees, arise out of or are based upon:

a) Any untrue statement or alleged untrue statement of a material fact, contained in the 1933 Act Registration Statement covering the Products or in the Prospectuses for the Products or in any written information or sales materials authorized and furnished by SAGE to You or to any of Your Producers;

b)     Any material breach by SAGE of any covenant under this Agreement;

c) A material inaccuracy or breach of any representation by SAGE under this Agreement.

SAGE will not be liable to the extent that such loss, claim, damage, liability or expense, including reasonable attorney fees, arises out of or is based upon any untrue statement or alleged untrue statement made in reliance upon information, including, without limitation, negative responses to inquiries furnished to SAGE by or on behalf of You specifically for use in the preparation of the 1933 Act Registration Statement covering the Products or in any related Prospectuses.

14.2   Indemnification by You

Each of the parties comprising Your Firm, jointly and severally, agree to indemnify and hold SAGE, its directors, officers and employees, harmless against any losses, claims, damages, liabilities or expenses, including reasonable attorney fees, to which SAGE may be liable to the extent that the losses, claims, damages, liabilities or expenses, including reasonable attorney fees, arise out of or are based upon:

a) Any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact contained in the Registration Statement covering the Products or related Prospectuses but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is made in reliance upon information, including, without omission, negative responses to inquiries, furnished to SAGE by or on behalf of You or any of the parties comprising You specifically for use in the preparation of the 1933 Act Registration Statement covering the Products or in any related Prospectuses;

b) Any acts or omissions including but not limited to failure to remit Purchase Payments or remit the correct Purchase Payments or to submit Applications or to deliver Policies, by You or an employee or any of Your Producers while acting, whether under actual or apparent authority, on Your behalf or on SAGE's behalf in connection with this Agreement;

c) Any unauthorized use of advertising materials or any verbal or written misrepresentations, or unauthorized actions concerning the right to make discretionary purchases or changes to a Client's asset allocation instructions, or any unlawful sales practices concerning the Products, by You or any of Your Producers or employees;

d) Claims by Your Producers or employees or Your Selling Firms, for commissions or other Compensation or remuneration of any type other than payments which are contractually due by SAGE to such persons;

e) The inaccuracy or breach by You of any representation or provision, or breach of any covenant made by You under this Agreement.

14.3   Notice of Demand for Indemnification

The Party seeking indemnification agrees to notify the indemnifying Party within a reasonable time of any claim or demand. In the case of a lawsuit, the Party seeking indemnification must notify the indemnifying Party within five (5) calendar days (i) of receipt of written notification that a lawsuit has been filed, or (ii) becoming aware of a pending lawsuit for which indemnification will be sought.

14.4   Right to Settle Disputes

SAGE may negotiate, settle and/or pay any claim or demand against SAGE which arises from:

a) Any wrongful act or transaction by You or Your Producers. For this purpose wrongful act or transaction includes, but is not limited to, fraud, misrepresentation, deceptive marketing or business practices, negligence, error or omission; or,

b)     The breach of any provision of this Agreement; or,

c)     The violation or alleged violation of any insurance or securities laws.

Upon sufficient proof that the claim or demand arose from the occurrences listed above, SAGE may request reimbursement for any amount paid plus any reasonable expenses incurred in investigating, defending against and/or settling the claim or demand, and You agree upon receiving written notice to reimburse SAGE for all reasonable costs incurred including the costs of outside counsel.

15. ENTIRE AGREEMENT

This Agreement together with the Exhibits attached hereto, and including but not by way of limitation the continuing terms of any Prior Agreements specified in Exhibit H, all of which are hereby incorporated by reference and made an integral part of this Agreement, represents the entire agreement of the Parties. Except for the continuing and overriding obligations and understandings arising from the Prior Agreements and rules of construction or interpretations set forth in Exhibit H, this Agreement supersedes and replaces any prior or other understandings and agreements, including oral agreements and understandings between the Parties.

16.    CONDITIONS SURVIVING TERMINATION OF AGREEMENT

All of the conditions of any Prior Agreements referred to in Exhibit H, and the following provisions of this Agreement, shall survive any Termination of this Agreement.

 Section     1.      Definitions
Section      6.      Compensation Vesting Rights
Section      9.      SAGE'S Administrative Procedures
Section      10.     Client Service Responsibilities
Section      12.     Recordkeeping
Section      13.     Representations and Warranties
Section      14.     Indemnifications
Section      15.     Entire Agreement
Section      17.     General Provisions

17. GENERAL PROVISIONS

17.1   Effective Date

This Agreement shall be effective upon execution by all of the Parties from the date shown on the signature page as the Effective Date, and will remain in effect unless terminated as provided in Section 4 of this Agreement.

17.2   Assignment

This Agreement may not be assigned or transferred to any third party (whether or not affiliated with a Party) by either SAGE or You without prior written consent of all Parties to this Agreement.

17.3   Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, except for its conflicts of law provisions.

17.4   Severability

If any provision of this Agreement shall be held or rendered invalid by a court decision, state, or federal statute, administrative rule or otherwise, the remainder of this Agreement shall not be rendered invalid.

17.5   Rights, Remedies, etc. are Cumulative; No Waivers

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties hereto are entitled to under state and federal laws. Failure of any Party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the terms of this Agreement shall be deemed, or shall constitute, a waiver of any of the other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. Any waiver, including a waiver of this section, must be in writing and signed by the parties hereto.

17.6   Counterparts

This Agreement may be executed in two or more counterparts, of which each copy shall be deemed an original, and all such signed copies together shall constitute one and the same instrument.

17.7   Co-operation

Each Party to this Agreement agrees to cooperate with the other and with all governmental authorities, including, without limitation, the SEC, the NASD and any state insurance or securities regulators, and will permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated under this Agreement.

17.8   Confidential Information

The Parties covenant and agree that they will not at any time during or after the termination of this Agreement, reveal, divulge or make known to any person (other than their respective directors, officers, employees, agents, professional advisors or affiliates of the Parties who need to know such information for the performance of obligations hereunder), or use for their own account or purposes or for the account or purposes of any other person, any confidential or proprietary business plans, product designs, marketing strategies, action plans, pricing, methods, processes, records, financial or other data, trade secrets, customer lists or any other confidential or proprietary information whatever, whether any of such information is in oral or printed form or on any computer tapes, computer disks or other forms of electronic or magnetic media (the "Confidential Information") used or owned by a Party or any of its Affiliates and made known (whether or not with the knowledge and permission of such Party or any of its Affiliates, and whether or not developed, devised or otherwise created in whole or in part by the efforts of the Parties) to the other Party at any time by reason of their association; provided, however, that Confidential Information shall not include any information: (i) that was previously known by a Party from a source other than the other Party or any Affiliate without obligation of confidence; or (ii) that was previously disclosed in a lawful manner to a Party without breach of this Agreement or of any other applicable agreement, and without any requirement of confidentiality; or (iii) that was or is rightfully received from a third party without obligations of confidence or from publicly available sources without obligations of confidence; (iv) that is in the public domain; or (v) that was or is developed by means independent of information provided by a Party or its Affiliates. The Parties further covenant and agree that they shall retain all such knowledge and information that they acquire or develop respecting such Confidential Information in trust for the sole benefit of the Parties, and their respective successors and assigns; provided, further, that this Agreement shall not restrict any disclosure required to be made by order of a court or governmental agency of competent jurisdiction, except that no such disclosure shall be made sooner (unless otherwise compelled) than five (5) business days after a Party's receipt of written notice from the other Party of such order, and such notice will include a copy of such order.

17.9   Interpretation

It is the intention of the Parties hereto that customs and usage of the business of life insurance and annuities and variable insurance contracts shall be given full effect in the interpretation of this Agreement other than to the extent the unique aspects of the transaction render such customs and usage inapplicable. The Parties hereto shall act in all things with the utmost good faith. Unless otherwise agreed to by the Parties at the time of any dispute, any dispute arising out of or relating to this Agreement shall be resolved in accordance with the arbitration procedures described herein.

17.10  Arbitration Procedures

The Parties agree to attempt to settle any misunderstandings or disputes arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. However, if those attempts fail, the Parties agree that any misunderstandings or disputes arising from this Agreement will be decided by arbitration which will be conducted, upon request of either Party, before three arbitrators (unless both Parties agree on one arbitrator) designated by the American Arbitration Association located in the city of SAGE's principal place of business. The Parties further agree that the arbitrator(s) will decide which Party must bear the expenses of the arbitration. This Agreement to arbitrate shall not preclude either Party from obtaining provisional remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction, before, during or after the pendency of the arbitration. The institution and maintenance of such provisional remedies shall not constitute a waiver of the right of a Party to submit a dispute to arbitration.

17.11 Amendment of Agreement

SAGE and You reserve the right to amend this Agreement at any time, but no amendment shall be effective until approved in writing by all the Parties. Provided however that the aforementioned amendment procedure does not affect SAGE's right to (i) amend any of the Exhibits except Exhibit H ("Prior Agreements'), as SAGE may decide

17. GENERAL PROVISIONS (CONTINUED)

from time to time, or (ii) remove any Affiliate who is a Party to this Agreement or an Affiliate Agreement upon the receipt by SAGE of a written request from You for termination of that Affiliate's status under this Agreement, or (iii) cancel the Selling Agreement of any of Your Selling Firms, or cancel the Appointment Agreement of any Producer for cause.

17.12  Binding Effect

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns subject to the provisions of this Agreement limiting assignment.

17.13  Headings

The headings in this Agreement are for convenience only and are not intended to have any legal effect.

17.14  Defined Terms

The terms defined in this Agreement are to be interpreted in accordance with this Agreement. Such defined terms are not intended to conform to specific statutory definitions of any state.

17.15  Notices

All notices, requests, demands and other communications which must be provided under this Agreement shall be in writing and shall be deemed to have been given
(i) on the date of service, if served personally on the Party to whom notice is to be given, or (ii) on a date which is three (3) days after the date of mailing if sent by United States registered or certified mail, postage prepaid, or (iii) on the next day, if sent for "next day delivery" via a national courier service with the capacity to track its shipments, or (iv) in the case of notices provided pursuant to any provision of the Agreement other than Sections 2 and 14, to the email address or other electronic delivery sites with receipt acknowledgement, in every such case addressed to the last known address of record described below:

a) If to You. All notices shall be sent to You or the respective Affiliate, c/o The President, at the primary business address reflected in our records for You. It is Your responsibility to advise SAGE of any change in the address of record and any other information pertaining to You or any of Your Affiliates shown on the signature pages of this Agreement, or any other Affiliates who have completed an Affiliate Agreement.

b) If to SAGE. All notices to SAGE shall be sent to each respective company for the attention of the President, at the home office address shown below. SAGE will advise You of any change in the following home office addresses.

              Sage Life Assurance of America, Inc.
              300 Atlantic Street, Third Floor
              Stamford, CT 06901

              Sage Distributors, Inc.
              300 Atlantic Street, Third Floor
              Stamford, CT 06901

18. SIGNATURE PAGE(S) AND EXECUTION

By signing these pages, the Parties hereby approve this Agreement and approve the attached Exhibits which form an integral part of this Agreement, to become effective on________________________________(the Effective Date).

In witness whereof, the Parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers and representatives.

THUS DONE AND EXECUTED BY THE RESPECTIVE PARTIES.

BY SAGE LIFE ASSURANCE                             BY SAGE DISTRIBUTORS, INC.
----------------------                             --------------------------
OF AMERICA, INC.
----------------

Signature                                          Signature
         --------------------------                         --------------------------
Name                                               Name
    -------------------------------                    -------------------------------
Title                                              Title
     ------------------------------                     ------------------------------

BY THE SELLING FIRM
Corporate Name of the Selling Firm

Signature                                      Date
         --------------------------------------    ----------------------
Name and Title:
               ----------------------------------------------------------
Address of Record:
                  -------------------------------------------------------
City, State and Zip Code:
                         ------------------------------------------------

BY YOUR BROKER-DEALER
NAME OF THE BROKER DEALER IF DIFFERENT THAN ABOVE

Signature                                      Date
         --------------------------------------    ----------------------
Name and Title:
               ----------------------------------------------------------
Address of Record:
                  -------------------------------------------------------
City, State and Zip Code:
                         ------------------------------------------------

BY YOUR BROKER-DEALER
NAME OF SECOND BROKER DEALER IF APPLICABLE

Signature                                      Date
         --------------------------------------    ----------------------
Name and Title:
               ----------------------------------------------------------
Address of Record:
                  -------------------------------------------------------
City, State and Zip Code:
                         ------------------------------------------------

BY YOUR AGENCY
NAME OF THE SELLING GENERAL AGENCY

Signature                                      Date
         --------------------------------------    ----------------------

Name and Title:
               ----------------------------------------------------------
Address of Record:
                  -------------------------------------------------------
City, State and Zip Code:
                         ------------------------------------------------